AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER __, 1994
                                                     Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                            ARROW ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

           New York                                     11-1806155
  (State of Incorporation)                  (I.R.S. Employer Identification No.)

                     25 Hub Drive, Melville, New York 11747
                     --------------------------------------
                    (Address of principal executive offices)

    Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan
               Gates/FA Distributing, Inc. 1987 Stock Option Plan
    Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                           Granted to James G. Foody
  Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                            Granted to Irwin Lieber
  Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                         Granted to Charles A. Luther
                             (Full title of Plans)

                               -----------------

                            Robert E. Klatell, Esq.
               Senior Vice President and Chief Financial Officer
                            Arrow Electronics, Inc.
             25 Hub Drive, Melville, New York 11747, (516) 391-1300
             ------------------------------------------------------
      (Name and address of agent for service, including telephone number)

                               -----------------

                                    Copy to:
                      Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                           New York, New York  10004
                                 (212) 858-1000
                       Attention: Howard S. Kelberg, Esq.


                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                           Amount         Proposed maximum      Proposed maximum       Amount of
         Title of securities               to be           offering price      aggregate offering     registration
           to be registered              registered         per share (1)           price (1)           fee (2)
- --------------------------------------------------------------------------------------------------------------------
  Common Stock, $1.00 par value (3)       131,436            $39.5625              $5,199,937            $1,794
===================================================================================================================

- ----------------------------------
(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average price of Arrow Electronics, Inc. Common Stock on the New York Stock Exchange on September 16, 1994 (the "Market Value").

(2) The registration fee for the securities registered hereby, $1,794, has been calculated pursuant to Rule 457(c) under the Securities Act.

(3) This Registration Statement also pertains to rights to purchase Participating Preferred Stock of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Arrow Electronics, Inc. Common Stock and will be transferred together with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Arrow Electronics, Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

                                     PART I

               INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents which have heretofore been filed by Arrow Electronics, Inc. (the "Company") (File No. I- 4482) or Gates/FA Distributing, Inc. with the Securities and Exchange Commission the ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                 1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, the Company's Current Report on Form 8-K filed September 13, 1994 and the Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1994 and June 30, 1994.

                 2. The Company's pro forma financial information contained in the Company's registration statement on Form S-4 pursuant to the Securities Act of 1933 (Reg. No. 33-54413) including any amendment or report for the purpose of updating such information.

                 3. Description of the Company's capital stock contained in the Company's registration statement filed under the 1934 Act, including any amendment of report filed for the purpose of updating such description.

                 4. The description of the Company's Rights contained in the Company's registration statement filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

                 5. The Gates/FA Distributing, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1993, the Gates/FA Distributing, Inc. Current Report on Form 8-K filed May 12, 1994, and the Gates/FA Distributing, Inc. Quarterly Reports on Form 10-Q for the quarters ended September 30, 1993 (as amended by Form 10-Q/A dated January 12, 1994), December 31, 1993 and March 31, 1994.

                 All documents filed by the Company and Gates/FA Distributing, Inc. with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                 Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article 9 of the Registrant's Certificate of Incorporation permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

                 Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Company is entitled under the Business Corporation Law of the State of New York (Sections 721 through 727), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

                 The Registrant also maintains directors' and officers' liability insurance coverage which insures directors and officers of the Registrant against certain losses arising from claims made, and for which the Registrant has not provided reimbursement, by reason of their being directors and officers of the Registrant or its subsidiaries.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.    EXHIBITS.

Exhibit
Number                                                      Description
- -------                                                     -----------
4(a)       -     Amended and Restated Certificate of Incorporation of Arrow Electronics, Inc. (Designated as Exhibit 4(1) to the
                 Registrant's Registration Statement on Form S-3 filed February 21, 1992 (Reg. No. 33-45895)).

4(b)       -     Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Arrow Electronics, Inc.
                 (Designated as Exhibit 4(2) to the Registrant's Registration Statement on Form S-3 filed February 21, 1992 (Reg.
                 No. 33-45896)).

4(c)       -     By-Laws of Arrow Electronics, Inc. (Designated as Exhibit 3(b) in the Registrant's Annual Report on Form 10-K for
                 the year ended December 31, 1986, Commission File No. 1-4482).

5          -     Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of securities offered under the Gates/FA
                 Distributing, Inc. 1985 Amended and Restated Stock Option Plan; The Gates/FA Distributing, Inc. 1987 Stock Option
                 Plan; the Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors; Gates/FA Distributing, Inc.
                 Option Granted to James G. Foody; the Gates/FA Distributing, Inc. Option Granted to Irwin Lieber; and the Gates/FA
                 Distributing, Inc. Option Granted to Charles A. Luther , including their consent.

23(a)      -     Consent of Ernst & Young LLP.

23(b)      -     Consent of KPMG Peat Marwick LLP.

23(e)      -     Consent of Counsel (contained in the Opinion of the Company's Counsel, Exhibit 5 hereto).

24         -     Power of Attorney (contained in the signature page hereof).

99(a)      -     Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan.

99(b)      -     Gates/FA Distributing, Inc. 1987 Stock Option Plan.

99(c)      -     Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors.

99(d)      -     Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to James G. Foody.

99(e)      -     Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to Irwin Lieber.

99(f)      -     Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted to Charles A. Luther.

ITEM 9.  UNDERTAKINGS.

                 (1)  The undersigned Registrant hereby undertakes:

                 (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs are contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

                 (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

                 The historical consolidated financial statements and related schedules of Arrow Electronics, Inc. at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, incorporated by reference from the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere therein, and are incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 The financial statements and schedules of Gates/FA Distributing, Inc. as of June 30, 1992 and 1993 and for each of the years in the three-year period ended June 30, 1993, have been incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the June 30, 1993 financial statements refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."


                                 LEGAL OPINION

                 The legality of the Common Stock offered pursuant to the Registration Statement has been passed upon for the Company by Winthrop, Stimson, Putnam & Roberts, Counsel for the Company, One Battery Park Plaza, New York, New York 10004.

                                   SIGNATURES

                 The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on the 21st day of September, 1994.


                          ARROW ELECTRONICS, INC.


                           /s/ Robert E. Klatell
                          -----------------------------------------------------
                          By:  Robert E. Klatell
                               Senior Vice President and Chief Financial Officer



                               POWER OF ATTORNEY

                 Know all men by these presents, that each officer or director of Arrow Electronics, Inc. whose signature appears below constitutes and appoints Stephen P. Kaufman, Robert E. Klatell and John C. Waddell, and each of them singly, his true and lawful attorney-in-fact and agent, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to be filed pursuant to the Securities Act of 1933 in connection with the registration of up to 131,436 shares of Common Stock, par value $1.00 per share, and any or all amendments, including pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done. Each of said attorneys-in-fact shall have power to act hereunder with or without the other.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on dates indicated.


Principal Executive Officer:                                                   Date
/s/ Stephen P. Kaufman                                                    September 21, 1994
- ---------------------------------------------------                    --------------------------
Stephen P. Kaufman
Chairman and Chief Executive Officer


Principal Financial Officer:


/s/ Robert E. Klatell                                                     September 21, 1994
- ---------------------------------------------------                    --------------------------
Robert E. Klatell
Senior Vice President and Chief Financial Officer

Principal Accounting Officer:                                                                  Date
/s/ Paul J. Reilly                                                                      September 21, 1994
- ---------------------------------------------------                                  --------------------------
Paul J. Reilly
Controller


Directors:


/s/ Daniel W. Duval                                                                     September 21, 1994
- ---------------------------------------------------                                  --------------------------
Daniel W. Duval
Director


/s/ Carlo Giersch                                                                       September 21, 1994
- ---------------------------------------------------                                  --------------------------
Carlo Giersch
Director


/s/ J. Spencer Gould                                                                    September 21, 1994
- ---------------------------------------------------                                  --------------------------
J. Spencer Gould
Director


/s/ Stephen P. Kaufman                                                                  September 21, 1994
- ---------------------------------------------------                                  --------------------------
Stephen P. Kaufman
Director


/s/ Lawrence R. Kem                                                                     September 21, 1994
- ---------------------------------------------------                                  --------------------------
Lawrence R. Kem
Director


/s/ Robert E. Klatell                                                                   September 21, 1994
- ---------------------------------------------------                                  --------------------------
Robert E. Klatell
Director


/s/ Stephen W. Menefee                                                                  September 21, 1994
- ---------------------------------------------------                                  --------------------------
Stephen W. Menefee
Director


/s/ Karen Gordon Mills                                                                  September 21, 1994
- ---------------------------------------------------                                  --------------------------
Karen Gordon Mills
Director


/s/ Anne Pol                                                                            September 21, 1994
- ---------------------------------------------------                                  --------------------------
Anne Pol
Director

                                                                                           Date

/s/ Richard S. Rosenbloom                                                               September 21, 1994
- ---------------------------------------------------                                  --------------------------
Richard S. Rosenbloom
Director


/s/ John C. Waddell                                                                     September 21, 1994
- ---------------------------------------------------                                  --------------------------
John C. Waddell
Director

================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               ------------------

                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       on

                                    Form S-8

                                     under

                           The Securities Act of 1933

                              -------------------

    Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan
               Gates/FA Distributing, Inc. 1987 Stock Option Plan
    Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                           Granted to James G. Foody
 Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Option Granted
                                to Irwin Lieber
 Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Option Granted
                             to Charles A. Luther
                           (Full title of the Plans)



                            ARROW ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)





================================================================================

                                 EXHIBIT INDEX


    Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan
               Gates/FA Distributing, Inc. 1987 Stock Option Plan
    Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                           Granted to James G. Foody
  Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                            Granted to Irwin Lieber
  Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock
                         Granted to Charles A. Luther


Exhibit                                                                                                        Sequential
Number                                        Description                                                      Page Number
- -------                                       -----------                                                      -----------
4(a)                -        Amended and Restated Certificate of Incorporation of Arrow                             *
                             Electronics, Inc. (Designated as Exhibit 4(1) to the Registrant's
                             Registration Statement on Form S-3 filed February 21, 1992
                             (Reg. No. 33-45895)).

4(b)                -        Certificate of Amendment to the Amended and Restated Certificate of                    *
                             Incorporation of Arrow Electronics, Inc. (Designated as Exhibit 4(2)
                             to the Registrant's Registration Statement on Form S-3 filed
                             February 21, 1991 (Reg No. 33-45896)).

4(c)                -        By-Laws of Arrow Electronics, Inc. (Designated as Exhibit 3(b) in the                  *
                             Registrant's Annual Report on Form 10-K for the year ended December 31,
                             1986, Commission File No. 1-4482).

4(d)                -        Certificate of Amendment to the Amended and Restated Certificate of                    *
                             Incorporation of Arrow Electronics, Inc.

5                   -        Opinion of Winthrop, Stimson, Putnam & Roberts as to the legality of securities offered under the Gates/FA Distributing, Inc. 1985 Amended and
                             Restated Stock Option Plan; the Gates/FA Distributing, Inc. 1987 Stock
                             Option Plan; the Gates/FA Distributing, Inc. 1993 Stock Option Plan for
                             Outside Directors; Option to Purchase 6,100 Shares of Gates/FA
                             Distributing, Inc. Common Stock Granted to James G. Foody; Option to
                             Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common Stock Granted
                             to Irwin Lieber; and Option to Purchase 6,100 Shares of Gates/FA
                             Distributing, Inc. Common Stock Granted to Charles A. Luther , including their consent.

23(a)               -        Consent of Ernst & Young LLP.

23(b)               -        Consent of KPMG Peat Marwick LLP.

23(c)               -        Consent of Counsel (contained in the Opinion of the Company's Counsel,
                             Exhibit 5 hereto).

24                  -        Power of Attorney (contained in the signature page hereof).

99(a)               -        Gates/FA Distributing, Inc. 1985 Amended and Restated Stock Option Plan.

99(b)               -        Gates/FA Distributing, Inc. 1987 Stock Option Plan.

99(c)               -        Gates/FA Distributing, Inc. 1993 Stock Option Plan for Outside Directors.

99(d)               -        Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common
                             Stock Granted to James G. Foody.

99(e)               -        Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common
                             Stock Granted to Irwin Lieber.

99(f)               -        Option to Purchase 6,100 Shares of Gates/FA Distributing, Inc. Common
                             Stock Granted to Charles A. Luther.

- ------------------------------------

*  Incorporated by reference.